Exhibit 10.22

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR CERTAIN REDACTED PROVISIONS OF THIS AGREEMENT. THE REDACTED PROVISIONS ARE INDICATED BY THREE ASTERISKS ENCLOSED BY BRACKETS AND UNDERLINED. THE CONFIDENTIAL PORTIONS HAVE BEEN FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

Stored Value Product Agreement between

Adaptive Marketing LLC

and

NBO Systems, Inc.

THIS AGREEMENT, dated as of November 19, 2004 (the "Effective Date"), is by and between Adaptive Marketing LLC, a Delaware limited liability company ("Adaptive"), with offices located at 680 Washington Boulevard, 11th Floor, Stamford, Connecticut 06901, and NBO Systems, Inc. ("Vendor"), with offices located at 3676 W. California Avenue, Building D, Salt Lake City, Utah 84104. Adaptive and Vendor may be referred to hereinafter together as the "Parties" and individually as a "Party".

WHEREAS, Vendor is in the business of developing, marketing, owning and operating remote distribution, fulfillment and processing systems for stored value cards, reward/incentive/promotional programs, Gift Cards, gift certificates, gift rights, vouchers, and other instruments (collectively "Stored Value Products" or "SVPs") allowing the giving of a right to receive a credit toward the purchase of merchandise or services.

WHEREAS, Adaptive designs and markets various membership programs that offer rebates and/or other benefits ("Programs") to certain Program participants ("Members");

WHEREAS, Adaptive wishes to offer to certain of its Members the ability to purchase from Adaptive the SVPs and receive a commission for a portion of the purchase price of the SVPs (the "Benefit"); and

WHEREAS, Vendor wishes to provide Adaptive the ability to purchase Vendor SVPs under the financial terms identified herein, for use by Members pursuant to this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. SVP Cards.

(a) During the Term (as hereinafter defined) and as provided herein, Vendor agrees to sell to Adaptive, and Adaptive agrees to purchase SVPs from Vendor in those denominations and under such terms as set forth in Exhibit A, annexed hereto, which is incorporated by reference herein and made a part hereof.

(b) Adaptive will submit SVP purchase orders to Vendor in the minimum amounts in accordance with Exhibit A, Item 1. Inactive SVP Cards will be shipped from Vendor via trackable ground delivery method to Adaptive at Vendor's sole expense within three (3) business days of the date Adaptive submits such purchase order in accordance with Exhibit A attached to this Agreement. In the event that Adaptive requires a rush shipment of SVPs, such SVPs will be shipped via the common carrier of Adaptive's choice, and at Adaptive's expense. Adaptive accepts sole and full responsibility, financially and otherwise, for all inactive SVPs once received via a trackable method from Vendor. Adaptive shall use all reasonable efforts to secure inactive SVP inventory. For the purposes of this Agreement, an "inactive" SVP shall be a stored value card pre-denominated with a redemption number, but without a present ability to use or redeem the SVP until such time that Adaptive contacts Vendor and authorizes Vendor to activate a pre-determined range of SVP numbers. At such time, said range of then activated SVP Cards will be ready for immediate Member use, subject to receipt of good funds as specified in paragraph 1.d. below.

(c) Vendor will use its best efforts to supply Adaptive with such specific products, services and pricing, which will differ on case-by-case basis, as Adaptive may require from time to time. Vendor reserves the right to change or modify its products or services as needed or

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mandated without prior approval from Adaptive, unless such change or modification affects the pricing particular to products or services provided to Adaptive, as defined by the applicable Exhibit to this Agreement. Such product or service changes or modifications requiring pricing changes shall be agreed upon by the Parties prior to implementation by Vendor, and shall be adopted by Amendment to the applicable Exhibit in this Agreement.

(d) Adaptive shall submit a written request for SVP activation, which may be transmitted to Vendor electronically by email or fax. Along with said request, Adaptive shall make payment to Vendor via ACH or wire transfer according to the terms and conditions identified in Exhibit A and 1(g) below.

(e) Adaptive agrees that the pricing contained in Exhibit A is based upon a minimum annual purchase of [* * *] SVPs, based on the Effective Date defined above. Minimum quantity per order for inactive SVPs shall be [* * *] SVPs. In the event that Adaptive does not meet the minimum annual purchase requirement upon the first anniversary of the Effective Date of this Agreement, Vendor's only recourse shall be: (a) to cancel this Agreement upon ninety (90) days' written notice and retain all earned but unpaid Adaptive revenue sharing; or (b) to reserve the right to renegotiate the financial terms in Exhibit A to reflect actual Adaptive SVP purchase volume on a going forward basis.

(f) Vendor agrees to allow Adaptive to create and implement one (1) private labeled SVP design, at no cost to Adaptive, pursuant to the terms set forth in the attached Exhibit A. Additional private-label SVPs will be created and implemented by Vendor at a minimum cost to Adaptive of [* * *]. Complex custom design costs may exceed [* * *]. Said costs will be approved by both Parties in writing before a production order is placed by Vendor for said custom SVP design.

(g) Vendor acknowledges and agrees that Adaptive may: (i) resell the SVPs to Members at a discounted rate off the face value of each SVP, which discounted rate shall be determined by Adaptive in its sole discretion; (ii) resell the SVPs to Members at face value of each SVP and then, at the end of the month, credit/rebate a portion (to be determined by Adaptive in its sole discretion) of the SVPs face value back to the Members' account used to purchase the SVP; (iii) limit the number of SVPs each Member may purchase from Adaptive during a membership year; (iv) give the SVPs to Members free of charge. In all cases listed herein, Adaptive shall ensure Vendor receives full payment in good funds via ACH or wire transfer for the full face value of all SVPs sold or distributed to Members by Adaptive on the same day SVPs are sold or distributed to Members. If full payment is not received within 24 hours of distribution or sale, Vender reserves the sole right to de-activate any/all SVPs sold or distributed for which full payment has not been received.

(h) SVPs shall be in the form and of materials specified by Vendor and Vendor's associated processing partners as described in Exhibit A. All SVPs issued will include the Terms and Conditions document that apply to use of that specific SVP. SVPs may be used in whole or in part for purchasing merchandise and/or services up to the amount of the initial value loaded, or the amount of available balance remaining on the SVP at that time, provided a Merchant follows the redemption procedures set forth by Vendor and/or the issuing bank/association. Vendor guarantees payment to such participating Merchant in accordance with the terms of this Agreement. Such redemption procedures shall be governed by processor, issuer and association regulations. Expiration terms and balance inquiry fees are defined in Exhibit A.

(i) SVPs issued per the terms of this Agreement can be used to purchase merchandise or services from any participating merchant applicable to the related SVP issuing bank/association. Neither Adaptive, nor any third party represented by Adaptive, shall have

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a financial obligation under the SVP Program to make any payments to merchants. Vendor, issuing bank/association and Vendor's SVP Program financial partner shall each retain the obligation to pay to appropriate participating merchants all or a portion of the purchase price of merchandise or services, depending upon the amount of the purchase made and the balance of available funds to be deducted from the SVP balance remaining at time of purchase. All SVPs issued or distributed by Adaptive, or a third party represented by Adaptive, shall include the Terms and Conditions document containing some or all of the following language, or language similar thereto, which is incorporated into this contract by reference:

"The Terms and Conditions are a contract between the holder, Vendor, the processing network and Adaptive. When presented to a participating merchant for the purchase of merchandise and/or services, Vendor has the obligation to pay the merchant all or part of the purchase price, to the extent of the remaining value of the SVP. The remaining value is equal to the initial value loaded on the SVP, less any previously used amounts, less any fees or charges deducted from the SVP balance by Vendor as detailed in the Terms and Conditions accompanying the SVP at time of issuance".

The following disclosures shall be prominently printed/displayed on the SVP and/or the Terms and Conditions provided with each SVP issued:

  SVP is not redeemable for cash.

  Subject to Expiration except where prohibited by law.

  For use at all participating stores that display the applicable association/ processing network logo.

(k) in addition to SVPs, Vendor may provide to Members such special offers or value-added offers as the Parties may agree in writing from time to time.

(I) Vendor shall use best efforts to provide Members with high quality, courteous service.

2. Creative Materials. Adaptive shall, at its sole expense, design and print marketing materials used to communicate the availability of the Benefit to Members. Adaptive shall be responsible for its own sales, marketing, and promotional activities. Adaptive agrees to obtain Vendor' prior written approval, subject to issuing bank/association network approval, on the creatives for Adaptive materials (including, without limitation, printed brochures, letters, inserts, scripts, e-mail communications, coupons and Program web sites) containing Vendor or issuing bank/association network trademarks, service marks, trade names and logos. Notwithstanding Vendor's approval, Adaptive shall remain solely responsible for such items and shall be solely responsible for sales, promotion, and marketing activities.

3. Term; Termination; Effect of Termination. Unless earlier terminated as provided in Section 1(e), this Agreement shall be for an initial term of one (1) year commencing on the Effective Date (the "initial Term"). Thereafter, this Agreement shall automatically renew for successive terms of one (1) year each (a "Renewal Term"; each Renewal Term, if any, together with the Initial Term, the "Term") from the end of the Initial Term and any subsequent Renewal Term. This Agreement may be terminated by either Party (a) immediately, upon notice, in the event of fraud, bankruptcy, insolvency, liquidation or willful misconduct by the other Party, or (b) upon thirty (30) days' notice to the other Party in the event of a material breach by the other party that is not cured within such ten (10) day period (unless such breach is not susceptible to cure, in which case there shall be no cure period). Vendor agrees to fulfill all Adaptive orders for the SVPs prior to the effective date of termination of this Agreement, unless Vendor has notified Adaptive of a breach on the part of Adaptive and such breach remains uncured at the time.

4. Obligations of Vendor:

(a) Vendor shall obtain and maintain all necessary licenses and insurance to provide the SVPs and Vendor Products.

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(b) Certain depository and other bank accounts shall be established and managed by Vendor as described in Exhibit B annexed hereto, which is incorporated by reference herein and made a part hereof.

(c) Vendor shall provide the following support in order for Members to check account balances:

  Through the web site http://www.myprepaidcard.info, which shall be maintained by Vendor, at no charge to Adaptive;

  Through an automated voice response system, available 24 hours per day, 7 days per week and maintained by Vendor, at no charge to Adaptive, at a charge as specified in Exhibit A to the SVP holders account balance;

  Through a live Adaptive service representative, to be available during normal business hours, at a charge as specified in Exhibit A to the SVP holders account balance.

(d) Vendor shall fulfill all Adaptive orders for SVPs as stated herein, provided Adaptive is not in breach of this Agreement.

(e) Vendor shall provide Adaptive with prompt, written notice of any and all substantial changes to the SVP, including, but not limited to the addition or termination of Participating Merchants.

5. Obligations of Adaptive.

(a) Adaptive shall obtain and maintain during the continuance of this Agreement, reasonable general liability insurance adequate for its business activities in connection with this Agreement.

(b) During the Term, Adaptive shall conduct its business in accordance with all applicable Federal, state and local laws and regulations. Adaptive shall obtain and keep in force all permits and licenses required for Adaptive to conduct its business activities in connection with this Agreement.

6. Press Release. Neither Party shall issue a press release revealing or discussing the existence or contents of this Agreement, or make any other public statement revealing or discussing the existence or contents of this Agreement, without first obtaining the prior written consent of the other Party.

7. Standard Terms and Conditions. The Parties hereto shall comply with and be bound by the terms and conditions set forth in Exhibit C annexed hereto, which is incorporated by reference herein and made a part hereof. In the event of any inconsistency between the terms of this agreement and the terms of the attached Exhibit C, the terms of the attached Exhibit C shall govern.

IN WITNESS WHEREOF, each of the Parties has caused this Agreement to be executed by its duly-authorized officer on the date first written above.

Adaptive Marketing LLC Signed: /s/ Idaptive Marketing LLC By: Idaptive Marketing LLC Its: Sole Member	NBO Systems, Inc: Signed: /s/ CFoley Title: CEO Date: 11/19/04

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Exhibit A

1. SVPs, SVP Design. Vendor will provide Adaptive a privately branded SVP Program under the following conditions:

a. SVPs shall be of standard credit card size and thickness, shall include no more than four (4) colors on the face of the SVP and one (1) color on the back of the SVP; a magnetic strips and signature panel on the back, and must conform to applicable issuing bank/association network specifications.

b. An SVP carrier ("Carrier" or "Packaging") shall be supplied with each SVP and shall include the SVP Terms and Conditions document.

c. Adaptive has full responsibility, financial or otherwise, for all losses associated with lost, stolen, or fraudulent activity of SVPs and Carriers entrusted to Adaptive.

d. Additional privately branded SVPs will be created for Adaptive by Vendor at a minimum charge of [* * *].

e. Customer acknowledges there is a production lead-time of approximately 90 days once SVPs are ordered.

f. Minimum SVP order or re-order is [* * *].

2. Denominations. SVPs will be sold to Adaptive by Vendor in [* * *] denominations. No additional denominations are contemplated by the Agreement or this Exhibit A.

3. Service Fee. [* * *].

4. Adaptive Commission. Adaptive will be entitled to a commission to be paid to Adaptive by Vendor, based upon [* * *].

5. Payment of Commission by Vendor to Adaptive. Adaptive, [* * *], as defined in Section 6(b) of this Exhibit A.

6. Expiration Terns and Balance Inquiry Fees

a. The SW expiration date is defined during the SVP production and encoding process and is indicated on the face of each SVP Card as a "Valid Thru" date. The SVP Card will expire on such "Valid Thru" date.

b. SVP Cards shall expire no more than six (6) months from the date of Account creation and shall not be extended. For the purposes of this Agreement, "Account creation" shall be defined as that time when Adaptive actually activates the SVPs. All costs associated with unused, expired and obsolete SVP Cards are the sole responsibility of Adaptive, based

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upon orders placed by Adaptive. All unused, expired and/or obsolete SVP inventory in possession of Adaptive shall be returned to Vendor at Adaptive sole expense. Vendor, upon receipt, shall destroy said SVPs.

c. The holder of the SVP shall be charged a fee of [* * *] against their SVP balance for use of the automated voice response Balance Inquiry telephone number.

d. The holder of the SVP Card shall be charged a fee of [* * *] against their SVP balance for Balance Inquiries conducted with a live Adaptive or Vendor service operator.

7. Reports. Vendor shall provide Adaptive with a unique login user id and password to access standard reports that detail the progress of the Parties' business relationship. Standard reports shall include, but not be limited to such reports that detail SVP purchases, SVP activations, aggregated SVP redemption-by-participating merchant data, and such additional reports as the Parties agree are normal and customary in the incentive and promotion business. In the event that Adaptive requests non-standard reports of any kind, Vendor will assess Adaptive a fee of [* * *]. Where a non-standard report is requested by Adaptive, Vendor shall make its best efforts to fulfill the requirements of such request and make such non-standard report available as quickly and efficiently as possible. Where Adaptive requests custom (currently non-existent) reports, such report development shall be made available to Adaptive at a cost of [* * *]. Such payments by Adaptive to Vendor must be made in advance of the reports release.

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EXHIBIT B
BANKING TERMS

The following described procedures will be implemented with the financial institutions after the Agreement is signed by both parties and prior to the issuance of any SVPs by Vendor.

1. Depository Account. Vendor shall establish a depository bank account (the "Depository Account") to accept payment for SVPs from Adaptive. Said payment may be by ACH (preferred) or wire. Funds deposited into the Depository Account shall be used for transfer of funds to accounts described below. Funds deposited into the Depository Account for the cost of SVPs shall be swept into Vendor's operating accounts at Vendor's discretion. Funds deposited into the Depository Account for the full SVP denomination shall be swept into the Settlement Account on a regular basis at a financial institution designated by Vendor. Service Fees owed to Vendor by Adaptive in accordance with Section 3 of the attached Exhibit A to this Agreement must be received in the Depository Account before SVPs are ordered by Vendor. Balances owed with regard to SVPs activated by Adaptive must be received in the Depository Account on the same day as SVP activation and in no case later than 24 hours after SVP activation for each inactive SVP shipped.

2. Required Accounts. Vendor shall establish any and all other bank accounts required to operate the SVP Program including those specifically described below:

a. Settlement Account - Applicable funds from the Depository Accounts as described in Item B.1 above shall be swept into the Settlement Account on a regular basis located at the Vendor designated financial institution. The required balance of the Settlement Account shall be determined and communicated daily to the financial institution by issuing bank/association via the SVP processing partner. Vendor shall not have direct access to funds in the Settlement Account. Funds in the Settlement Account shall first be used for outstanding SVP redemption liability. Vendor earnings from the collection of Account Maintenance Fees, Expiration Fees and all other fees and all other income earned by Vendor per this Agreement shall be paid to Vendor by the financial institution after a collaborative determination by the issuing bank/association network and Vendor that sufficient funds remain to honor outstanding SVP redemption liability and are on deposit. Vendor shall determine and send commission payments to Adaptive in accordance with Section 4 of the attached Exhibit A.

b. Reserve Account - Vendor has deposited funds on reserve as a contingent liability for SVP redemptions and for inadvertent or unforeseen events regarding the SVP Program. Vendor shall be liable to ensure adequate funds are maintained at all times to match the outstanding SVP redemption liability in the Settlement Account. The issuing bank/association network reserves the right to immediately suspend or discontinue subsequent SVP sales if discrepancies exist.

3. Account Funds. Except for funds which are earned by Vendor in the form of SVP costs, Account Maintenance Fees, Expiration Fees, Account fees, interest, dividends, breakage, estimated breakage and other income as set forth herein, all funds held in the accounts established in this Exhibit B shall be held for the benefit of SVP holders and the participating merchants who are entitled to payment in connection with the use of the SVPs. With the exception of commissions due by Vendor to Adaptive, funds are not the property of Adaptive and shall be paid to Vendor, the Consumer, or Merchants, as applicable, and upon redemption.

4. Fees and Interest. All fees charged by the banks associated with the accounts above will be shared equally between Adaptive and Vendor. All income, interest, dividends, breakage, estimated breakage and other amounts earned on all of the accounts described above shall be the sole property of Vendor and will be distributed to Vendor regularly, except as detailed in the Commission terms of Exhibit A.

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EXHIBIT C

1. Representations, Warranties and Covenants of the Parties. Each Party (the "Representing Party') represents, warrants and covenants to the other Party that: (a) the Representing Party is a corporation duly organized, validly existing and in good standing under the laws of its state of organization with full power to carry on its business as presently conducted and as contemplated by this Agreement and to enter into and perform this Agreement in accordance with its terms; (b) this Agreement constitutes its legal, valid and binding obligation, enforceable against the Representing Party in accordance with its terms; and (c) the execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate actions of the Representing Party and does not and will not conflict with, violate or breach its constituent documents or any agreement, decree, order or judgment or any law or regulation to which the Representing Party is a party or subject or by which any of its properties or assets is bound.

2. Costs and Expenses. Unless otherwise specifically provided in this Agreement, each Party shall be solely responsible for bearing its own costs and expenses incurred in performing its responsibilities under this Agreement, including all tariffs, taxes, filings, licensing and/or other fees.

3. Regulatory. Each Party currently has, and shall maintain during the Term, all federal, state, and local consents, approvals, and licenses required to be obtained and/or maintained by that Party in connection with its obligations hereunder.

4. State or Federal Laws and Regulations. State (including political subdivisions thereof, hereafter together 'State') or Federal laws and regulations, and the interpretations of State or Federal laws and regulations, including laws under which private lawsuits might be brought, may change from time to time. The requirements of the issuing bank, association and/or company regarding the format and wording of the SVPs and the rules governing the use of the SVPs may change from time to time. All such changes are beyond the control and planning of the Parties. Accordingly, if through the application of law (which includes the application or interpretation of State or Federal law or regulation, whether by legislative action, regulatory action, judicial interpretation or otherwise), or changes by the issuing bank, association and/or company, the fees and revenues (together "Fees") to be collected by Vendor pursuant to this Agreement cannot be collected in whole or in part, or must be refunded or paid over to some other person, including any governmental entity, then the Parties shall have the right to renegotiate the terms of this Agreement to take such uncollectibility, refund or payment into account.

5. Indemnification by Vendor

(a) Vendor shall indemnify Adaptive and shall hold Adaptive harmless from any and all liability, lawsuits, claims, actions, threats, administrative proceedings, damages, fines, levies, liens, garnishments, executions, loss of income, costs, expenses, judgments, attorneys' fees, professional fees, injunctions, business disruption, and other items (collectively "damages") arising from any action, claim, proceeding, or threat thereof, whether by any individual, company, entity, partnership, class, group, association or governmental entity or subdivision relating to or arising from the (i) the breach of this Agreement by Vendor, (ii) the failure by Vendor to satisfy any licensing law applicable to Vendor, (iii) the failure by Vendor to comply with any law applicable to Vendor's business, and (iv) the commission or omission of any act by Vendor that is tortuous, fraudulent or in bad faith. These obligations shall include, without limitation, the obligation by Vendor to advance monies to Adaptive to cover damages at the time such damages are incurred by Adaptive but prior to payment by Adaptive of such damages to cover attorneys and professionals fee and retainers paid to attorneys and professionals at the time such fees and retainers are due, and all other costs and expenses necessary for Adaptive to defend itself against damages at the time such costs and expenses are due.

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(b) Promptly after receipt by Adaptive of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, Adaptive shall give notice thereof in writing to the Vendor, but the omission to so notify Vendor promptly shall not relieve Vendor from any liability except to the extent that Vendor shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

(c) With respect to third party claims, if within forty-five (45) days after receiving the notice described in paragraph (b) above Vendor gives written notice to Adaptive stating that it intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by Vendor and Vendor shall not be required to make any payment with respect to such claim, liability or expense as long as Vendor is conducting a good faith and diligent defense at its own expense; provided, however, that the assumption of defense of any such matters by Vendor shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. Adaptive shall cooperate in all respects, at Vendor's request, with Vendor and its attorneys in the investigation, trial and defense of such claim, liability or expense and any resulting suit, proceeding or enforcement action and any appeal therefrom. Vendor shall have the right, with the consent of Adaptive, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided that such settlement does not impose any obligation on Adaptive or waive any rights of Adaptive, other than signing the settlement agreement. Vendor shall keep Adaptive apprised of the status of the claim, liability or expense and any resulting suit, proceeding or re-enforcement action, shall furnish Adaptive with all documents and information that Adaptive shall reasonably request and shall consult with Adaptive prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, Adaptive shall at all time have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both Vendor and Adaptive and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for Adaptive shall be paid by Vendor, or if such diligent good faith defense is not being or ceases to be conducted, Adaptive shall, at the expense of Vendor, undertake the defense of (with counsel selected by Adaptive), and shall have the right to compromise or settle such claim, liability or expense. of such claim, liability or expense is one that by its nature cannot be defended solely by Vendor, then Adaptive shall make available all information and assistance that Vendor may reasonably request and shall cooperate with Vendor in such defense.

(d) The indemnification required by this Section 5 shall not apply to Fees that the Vendor shall be required to return as described in Section 4 of this Exhibit C or to actions brought for the purpose of requiring the return of such Fees.

6. Indemnification by Adaptive.(a) Adaptive shall indemnify Vendor and shall hold Vendor harmless from any and all liability, law suits, claims, actions, threats, administrative proceedings, damages, fines, levies, liens, garnishments, executions, loss of income, costs, expenses, judgments, attorneys' fees, professional fees, injunctions, business disruption, and other items (collectively "damages") arising from any action, claim, proceeding, or threat thereof, whether by any individual, company, entity, partnership, class, group, association or governmental entity or subdivision relating to or arising from (i) the breach of this Agreement by Adaptive, (ii) the failure by Adaptive to satisfy any licensing law applicable to Adaptive, (iii) the failure by Adaptive to comply with any law applicable to Adaptive's business, (iv) the commission or omission of any act by Adaptive that is tortuous, fraudulent or in bad faith, and (v) any of the

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activities of Adaptive described in Section 2 of the Agreement. These obligations shall include, without limitation, the obligation by Adaptive to advance monies to Vendor to cover damages at the time such damages are incurred by Vendor but prior to payment by Vendor of such damages, to cover attorneys and professionals fees and retainers paid to attorneys and professional at the time such fees and retainers are due, and all other costs and expenses necessary for Vendor to defend itself against damages at the time such costs and expenses are due.

(b) Promptly after receipt by Vendor of notice of any claim, liability or expense to which the indemnification obligations hereunder would apply, Vendor shall give notice thereof in writing to Adaptive, but the omission to so notify Adaptive promptly shall not relieve Adaptive from any liability except to the extent that Adaptive shall have been prejudiced as a result of the failure or delay in giving such notice. Such notice shall state the information then available regarding the amount and nature of such claim, liability or expense and shall specify the provision or provisions of this Agreement under which the liability or obligation is asserted.

(c) With respect to third party claims, if within forty-five (45) days after receiving the notice described in paragraph (b) above Adaptive gives written notice to Vendor stating that it intends to defend against such claim, liability or expense at its own cost and expense, then counsel for the defense shall be selected by Adaptive, and Adaptive shall not be required to make any payment with respect to such claim, liability or expense as long as Adaptive is conducting a good faith and diligent defense at its own expense; provided however, that the assumption of defense of any such matters by Adaptive shall relate solely to the claim, liability or expense that is subject or potentially subject to indemnification. Vendor shall cooperate in all reasonable respects, at Adaptive's request, with Adaptive and its attorneys in the investigation, trial and defense of such claim, liability or expense and any resulting suit, proceeding or enforcement action and any appeal therefrom. Adaptive shall have the right, with the consent of Vendor, which consent shall not be unreasonably withheld, to settle all indemnifiable matters related to claims by third parties which are susceptible to being settled, provided that such settlement does not impose any obligation on Vendor or waive rights of Vendor, other than signing the settlement agreement. Adaptive shall keep Vendor appraised of the status of the claim, liability or expense and any resulting suit, proceeding or re-enforcement action, shall furnish Vendor with all documents and information that Vendor shall reasonably request and shall consult with Vendor prior to acting on major matters, including settlement discussions. Notwithstanding anything herein stated, Vendor shall at all times have the right to fully participate in such defense at its own expense directly or through counsel; provided, however, if the named parties to the action or proceeding include both Adaptive and Vendor and representation of both parties by the same counsel would be inappropriate under applicable standards of professional conduct, the expense of separate counsel for Vendor shall by paid by Adaptive, or if such diligent good faith defense is not being or ceases to be conducted, Vendor shall, at the expense of Adaptive, undertake the defense of (with counsel selected by Vendor), and shall have the right to compromise or settle such claim, liability or expense. If such claim, liability or expense is one that by its nature cannot be defended solely by Adaptive, then Vendor shall make available all information and assistance that Adaptive may reasonably request and shall cooperate with Adaptive in such defense.

(d) The indemnification required in this Section 6 shall not apply to fees that the Vendor shall be required to return as described in Section 4 of this Exhibit C or actions brought for the purpose of requiring the return of such Fees.

7. Confidentiality. Each Party agrees that it will (a) not disclose, without the other Party's prior written consent, the other Party's Confidential information (as hereinafter defined) to any third party (other than a Party's legal and financial advisors as provided in clause (c) below); (b) use the other Party's Confidential Information only to the extent necessary to perform its obligations or exercise its rights

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under this Agreement; and (c) disclose the other Party's Confidential Information only to those of its employees and legal and financial advisors who need to know such information for purposes of this Agreement and who are bound by confidentiality obligations no less restrictive than those contained in this Section 7. For purposes hereof, "Confidential Information" means information concerning the disclosing Party's trade secrets, "know-how", business plans, marketing strategy, financial information, customer lists, information relating to loyalty programs or loyalty technology, enrollee or member lists, solicitation, membership and marketing methods, the terms and conditions of this Agreement, information that the disclosing Party designates as being confidential or which under the circumstances surrounding disclosure ought to be treated as confidential, and any tangible materials, in any media, incorporating, analyzing or compiling any of the foregoing information. "Confidential Information" does not include information that: (I) is now or subsequently becomes generally available to the public through no fault or breach on the part of the receiving Party; (ii) the receiving Party can demonstrate to have had lawfully in its possession without an obligation of confidentiality prior to disclosure hereunder; or (iii) is independently developed by the receiving Party without the use of any Confidential Information of the disclosing Party as evidenced by written documentation. Notwithstanding any provision to the contrary contained in this Section 7, the receiving Party may disclose Confidential Information to the extent required pursuant to a subpoena or order issued by a court of competent jurisdiction or by a judicial, administrative, legislative, regulatory or self regulating authority or body, provided that the receiving Party shall use its best efforts to give the disclosing Party sufficient prior written notice in order to contest such requirement or order.

8. Insurance. Vendor and Adaptive agree to maintain in full force and effect adequate insurance coverage, with limits that are reasonable and customary for its business, to cover liabilities and claims which may arise in relation to or in connection with providing the Benefit and other benefits and discounts and otherwise in performing its obligations under this Agreement.

9. Trademarks. Vendor hereby grants to Adaptive a non-exclusive, non-transferable license, without the right of sub-license, to use, during the Term, Vendor's trademarks, service marks, trade names and logos for the marketing and fulfillment of the Programs in accordance with this Agreement, provided that all proposed usage of Vendor's trademarks, service marks, trade names or logos shall be subject to the prior written approval of Vendor as provided in Section 2 of this Agreement. Nothing herein shall give either Party any rights, title or interest in or to any trademarks, service marks, trade names or logos owned or otherwise used by the other Party.

10. Arbitration. With the exception of seeking injunctive or other relief for violation of the Confidential information of a Party pursuant to Section 7 of this Exhibit C, any dispute arising out of or relating to this Agreement, including any issues relating to arbitrability or the scope of this arbitration clause, will be finally settled by arbitration in the accordance with the rules of the American Arbitration Association and the United States Arbitration Act. Judgment upon the award rendered by the arbitrator(s) may be entered by any court with jurisdiction. The arbitration will be held in a place mutually agreed upon by both Parties.

11. Miscellaneous. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and may only be amended by a written document signed by both Parties. Neither this Agreement nor the rights and obligations hereunder may be assigned by either Party, whether by agreement or operation of law, without the prior written consent of the other Party. This Agreement shall be governed by the laws of Connecticut, without regard to its conflicts of law principles and rules of construction requiring that it be interpreted against the Party causing it to be drafted, and shall be binding upon and inure to the benefit of the Parties and their respective successors and permitted assigns. The failure of either Party to insist upon strict performance of a provision or exercise any right hereunder shall not be construed as a waiver of such Party's right to rely on such provision or assert any such right in that or any other instance. All notices which are required to be given by either Party hereunder shall be in writing or by email and shall be deemed to be properly given (a) when delivered personally, (b) three (3) business days after being sent by certified mail, return receipt requested, first-class postage paid, (c) one (1) day after being sent by a nationally recognized overnight delivery service, (d) upon receipt of facsimile ((i) to (203) 674-7026 in the case of notice to Adaptive and (ii) to

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800-545-5776 in the case of notice to Vendor or (e) upon receipt of email, in each case to the other Party's legal department at its address set forth above. All terms and provisions hereof which should by their nature survive the expiration or earlier termination of this Agreement, including, without limitation, Sections 4 and 5 of this Agreement and Sections 1, 4, 5, 6, 7, 8, 9, 10, 11 and 12 of this Exhibit C, shall so survive. This Agreement may be executed in counterparts, each of which shall be deemed one and the same instrument. A facsimile transmission of this Agreement bearing a Party's signature shall be legal and binding on such Party.

12. Relationship. Neither Party shall be or represent itself to be an agent, employee or joint venture of the other, nor shall either Patty have or represent itself to have any power or authority to act for, bind or commit the other.

13. Disclaimers. EXCEPT AS EXPRESSLY SET FORTH HEREIN, NEITHER PARTY MAKES ANY REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED. EACH PARTY HEREBY EXPRESSLY DISCLAIMS ALL OTHER WARRANTIES, WHETHER EXPRESS, IMPLIED OR STATUTORY, INCLUDING, BUT NOT LIMITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE AND NONINFRINGEMENT.

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